Exhibit 10.17

THE WALT DISNEY COMPANY

AMENDED AND RESTATED

1995 STOCK INCENTIVE PLAN

1.	PURPOSES

The purposes of the Amended and Restated 1995 Stock Incentive Plan (the “Plan”) are to provide long-term incentives and rewards to employees of The Walt Disney Company (“Disney”) and its Affiliates (as defined below), to assist Disney in attracting and retaining employees with experience and/or ability on a basis competitive with industry practices and to associate the interests of such employees with those of Disney’s stockholders. The Plan permits Disney to make awards in shares of The Walt Disney Company Common Stock (the “Common Stock”).

2.	EFFECTIVE DATE

The Plan, as amended and restated as provided herein, is effective as of October 2, 2008.

3.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Compensation Committee of the Board of Directors of Disney (the “Board”) or by such other committee or committees of the Board as may be designated by the Board (the Compensation Committee or any other such committee being hereinafter referred to, collectively, as the “Committee”). The Compensation Committee shall be so constituted and empowered as to permit awards granted under the Plan to comply with the “non-employee director” requirements under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and with the “outside director” requirement of Section 162(m) of the Code. Members of any committee acting as the Committee hereunder shall serve at the pleasure of the Board.

The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitations described herein) to select the employees to be granted awards under the Plan, to determine the series and/or class of stock in respect of which any awards will be granted, to determine the type, size and terms of awards to be made to each employee selected, to determine the time when awards will be granted, when they will vest, when they may be exercised and when they will be paid, to amend awards previously granted and to establish objectives and conditions, if any, for earning awards and whether awards will be paid after the end of the award period. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same. The Committee’s interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including Disney, its Affiliates, stockholders, any participants in the Plan and any other employee of Disney or any of its Affiliates.

All employees of Disney and all employees of Disney’s Affiliates shall be eligible to participate in the Plan. The Committee, in its sole discretion, shall from time to time designate from among those eligible to participate those employees who are to receive awards under and thereby become participants in the Plan. For purposes of the Plan, “Affiliate” shall mean any entity, as may from time to time be designated by the Committee, that is a subsidiary corporation of Disney (within the meaning of Section 424 of the Code), and each other entity directly or indirectly controlling or controlled by or under common control with Disney. For purposes of this definition, “control” means the power to direct the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meaning correlative to the foregoing.

4.	AWARDS

(a) TYPES. Awards under the Plan shall be made with reference to shares of Common Stock and may include, but need not be limited to, stock options (including nonqualified stock options and incentive stock options qualifying under Section 422 of the Code), stock appreciation rights (including free-standing, tandem and limited stock appreciation rights), warrants, dividend equivalents, stock awards, restricted stock, phantom stock, performance shares or other securities or rights that the Committee determines to be consistent with the objectives and limitations of the Plan. The Committee may provide for the issuance of shares of Common Stock as a stock award for no consideration other than services rendered or, to the extent permitted by applicable state law, to be rendered. In the event of an award under which shares of Common Stock are or may in the future be issued for any other type of consideration, the amount of such consideration shall be equal or greater than the amount (such as the par value of such shares) required to be received by Disney in order to assure compliance with applicable state law. The Committee may make any other type of award which it shall determine is consistent with the objectives and limitations of the Plan.

(b) PERFORMANCE GOALS. The Committee may, but need not, establish performance goals to be achieved within such performance periods as may be selected by it in its sole discretion, using such measures of the performance of Disney and/or any one or more of its Affiliates as it may select, for purposes of the granting, vesting, payment or other entitlement to awards under the Plan.

(c) RULES AND POLICIES. The Committee may adopt from time to time written rules and policies implementing the Plan. Such rules and policies may include, but need not be limited to, the type, size and term of awards to be made to participants and the conditions for the exercise or payment of such awards. Rules relating to stock options and free-standing and tandem stock appreciation rights (as distinguished from all other awards, including, without limitation, warrants), attached hereto as Appendix A, have been approved by the Committee. The rules set forth in Appendix A may be amended by the Committee in accordance with the provisions and subject to the limitations set forth in Section 10 of the Plan. The Committee shall determine, in its sole discretion, the extent to which rules and policies that it may adopt in the future shall be subject to the approval of the Disney stockholders and/or limitations on the Committee’s authority to amend such rules or policies.

(d) MAXIMUM AWARDS. A participant may be granted multiple awards under the Plan. The maximum numbers of shares of Common Stock subject to awards of stock options, warrants and stock appreciation rights under the Plan that may be granted during any period of five consecutive calendar years to any one individual shall be limited to 30,000,000 shares, determined both individually with respect to each such type of award and in the aggregate with respect to all such types of awards. With respect to awards of stock, restricted stock, phantom stock, performance shares or other forms of award conveying a similar economic benefit (but excluding stock options, warrants and stock appreciation rights): (i) the maximum numbers of shares of Common Stock that may be awarded during any period of five consecutive calendar years to any one individual shall be 6,000,000 shares, and (ii) the maximum numbers of shares of Common Stock that may be granted under such awards to all participants under the Plan shall be 30,967,650 shares, determined both individually with respect to each such type of award and in the aggregate with respect to all such types of awards.

(e) Subject to the anti-dilution adjustment provisions contained in Section 8 of the Plan, without the prior approval of Disney’s shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a stock option or stock appreciation right that would have the effect of reducing the exercise price or base price of such an award previously granted under the Plan, or otherwise approve any modification to such an award that would be treated as a ‘repricing’ under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange.

5.	SHARES OF STOCK SUBJECT TO THE PLAN

The shares of Common Stock that may be delivered or purchased or used for reference purposes under the Plan shall not exceed an aggregate of 300,283,369 shares. Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Disney’s treasury. Any shares subject to an award which for any reason expires or is terminated unexercised or unpaid as to such shares shall again be available for issuance under the Plan.

6.	PAYMENT OF AWARDS

The Committee shall determine the extent to which awards shall be payable in cash, shares of Common Stock or any combination thereof or in any other form. The Committee may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof or any other form, shall be deferred. Deferrals shall be for such periods and upon such terms, conditions and/or limitations as the Committee may determine in its sole discretion.

7.	VESTING

The Committee may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof or any other form, or the right of a participant to exercise an award under the Plan, shall be vested at such times and upon such terms as may be selected by it in its sole discretion.

8.	DILUTION AND OTHER ADJUSTMENT

In the event of any change in the outstanding shares of Common Stock by reason of any split, stock dividend, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent it considers equitable to participants and consistent with the terms of the Plan, make adjustments in the number, kind or character of shares that may be subject to existing or future awards under the Plan (including by substitution of shares of another corporation including, without limitation, any successor of Disney), adjustments in the exercise, purchase or base price of an outstanding award and adjustments in the maximum numbers of shares referred to in Section 4 or Section 5 of the Plan. All such adjustments shall be conclusive and binding for all purposes of the Plan.

9.	MISCELLANEOUS PROVISIONS

(a) RIGHTS AS STOCKHOLDER. A participant under the Plan shall have no rights as a holder of Common Stock with respect to awards hereunder, unless and until certificates for shares of such stock are issued to the participant, or the shares are issued to the participant by electronic account entry or such other means approved by the Committee, together with any legends or restrictions deemed appropriate by the Committee for compliance with the terms of the Plan and applicable law.

(b) ASSIGNMENT OR TRANSFER. No award under this Plan shall be transferable by the participant or shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than by or to Disney), except (i) by will or the laws of descent and distribution (with all references herein to the rights or duties of holders or participants to be deemed to include the beneficiaries or legal representatives of the holder or participant unless the context otherwise expressly requires); or (ii) subject to the prior approval of the Committee, for transfers to “family members” (as defined below), charitable institutions or such other persons or entities approved by the Committee (subject to such limitations as the Committee in its discretion may impose, if necessary, to comply with applicable securities laws), in each case subject to the condition that the Committee be satisfied that such transfer is being made by the participant for estate planning, tax planning or donative purposes and no consideration (other than nominal consideration or interests in a family partnership, family corporation or other family-related entity) is received by the participant therefor. Except as provided above, during the lifetime of a participant, awards hereunder are exercisable only by, and payable only to, the participant.

For purposes hereof, a “family member” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the participant) control the management of assets, and any other entity in which these persons (or the participant) own more than fifty percent of the voting interests.

(c) AGREEMENTS. All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall adopt.

(d) COMPLIANCE WITH LEGAL REGULATIONS. During the term of the Plan and the term of any awards granted under the Plan, Disney will at all times reserve and keep available such number of shares as may be issuable under the Plan, and will seek to obtain from any regulatory body having jurisdiction, any requisite authority required in the opinion of counsel for Disney in order to grant shares of Common Stock, or options to purchase such stock or other awards hereunder, and transfer, issue or sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of any options or other awards. If in the opinion of counsel for Disney the transfer, issue or sale of any shares of its stock under the Plan shall not be lawful for any reason, including the inability of Disney to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary to such transfer, issuance or sale, Disney shall not be obligated to transfer, issue or sell any such shares. In any event, Disney shall not be obligated to transfer, issue or sell any shares to any participant unless a registration statement which complies with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), is in effect at the time with respect to such shares or other appropriate action has been taken under and pursuant to the terms and provisions of the Securities Act and any other applicable securities laws, or Disney receives evidence satisfactory to the Committee that the transfer, issuance or sale of such shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the terms and provisions of the Securities Act. Disney’s obligation to issue shares upon the exercise of any award granted under the Plan shall in any case be subject to Disney being satisfied that the shares purchased are being purchased for investment and not with a view to the distribution thereof, if at the time of such exercise a resale of such shares would otherwise violate the Securities Act in the absence of an effective registration statement relating to such shares.

(e) WITHHOLDING TAXES. Disney shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in Common Stock, to require the payment (through withholding from the participant’s salary or otherwise) of any such taxes. The obligation of Disney to make delivery of awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

(f) NO RIGHTS TO AWARD. No employee or other person shall have any right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any participant any right to be retained in the employ of Disney or any of its Affiliates, or shall interfere with or restrict in any way the rights of Disney or any of its Affiliates, which are hereby reserved, to discharge the employee at any time for any reason whatsoever, with or without good cause.

(g) COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by Disney and not charged to any award or to any participant receiving an award.

(h) FUNDING OF PLAN. The Plan shall be unfunded. Disney shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

10.	AMENDMENTS AND TERMINATION

(a) AMENDMENTS. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

Unless the holders of at least a majority of the voting power of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting of stockholders shall have first approved thereof, no amendment of the Plan shall be effective which would (i) increase the maximum numbers of shares referred to in Section 5 of the Plan or the maximum awards that may be granted pursuant to Section 4(d) of the Plan to any one individual or (ii) extend the maximum period during which awards may be granted under the Plan.

With the consent of the participant, if adversely affected, the Committee may amend outstanding agreements evidencing awards under the Plan in a manner not inconsistent with the terms of the Plan.

(b) TERMINATION. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the awards theretofore granted under the Plan) shall terminate on and no awards shall be granted after March 6, 2011.

11.	CHANGE IN CONTROL

(a) EFFECT OF A CHANGE IN CONTROL. Except to the extent an award agreement provides for a different result (in which case the award agreement will govern and this Section 11 of the Plan shall not be applicable), and except as may be limited by the provisions of Section 11(c) hereof, notwithstanding anything elsewhere in the Plan or any rules adopted by the Committee pursuant to the Plan to the contrary, if a Triggering Event shall occur within the 12-month period beginning with a Change in Control of Disney, then, effective immediately prior to the Triggering Event:

(i) each outstanding stock option, warrant and stock appreciation right, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement;

(ii) each outstanding award of restricted stock shall become fully and immediately vested and all forfeiture and transfer restrictions thereon shall lapse; and

(iii) each outstanding award of phantom stock, performance shares or similar award shall become immediately and fully vested, all performance or other conditions related to the payment of or rights under the award shall lapse, and the award shall be immediately paid in the form specified in the award agreement;

provided, however, that with respect to and any awards that are subject to Section 409A of the Code and the guidance issued thereunder (“Section 409A”), the common stock, securities, cash or other consideration payable with respect to the Award shall be payable immediately following (and in no event more than 90 days following) the participant’s “separation from service” (as defined under Section 409A), except that, to the extent that such awards are held by a participant who is a “specified employee” (as determined under Section 409A), the delivery of the common stock, securities, cash or other consideration payable with respect to such awards shall be delayed to the date that is six months and one day following the participant’s “separation from service” solely to the extent necessary to avoid the additional taxes imposed by Section 409A(a)(i)(B) of the Code.

(b) DEFINITIONS. For purposes of this Section 11, the following terms shall have the meanings set forth below.

(1) CHANGE IN CONTROL. For purposes of this Section 11, a “Change in Control” of Disney shall occur upon:

(i) the acquisition within any 12-month period by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d–3 promulgated under the Exchange Act) of thirty percent (30%) or more of the total voting power of the then outstanding stock of Disney entitled to vote generally in the election of directors, but excluding the following transactions (the “Excluded Acquisitions”):

(1) any acquisition directly from Disney (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from Disney),

(2) any acquisition by Disney, and

(3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Disney);

(ii) any time during a period of 12 months or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by Disney’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) ceasing for any reason to constitute a majority thereof:

(iii) an acquisition (other than an Excluded Acquisition) by any Person of fifty percent (50%) or more of the voting power or value of Disney’s stock;

(iv) the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not Disney is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of Disney’s stock outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power or value of Disney’s stock (or the stock of the surviving entity) outstanding immediately after such merger, consolidation or reorganization; or

(v) the sale or other disposition during any 12 month period of all or substantially all of the assets of Disney, provided that such sale is of assets having a total gross fair market value equal to or greater than 40% of the total gross fair market value of the assets of Disney immediately prior to such sale or disposition.

The foregoing definition of “Change in Control” is intended to comply with the requirements of Section 409A of the Code and the guidance issued thereunder and shall be interpreted and applied by the Committee in a manner consistent therewith.

(2) TRIGGERING EVENT. For purposes of this Section 11, a “Triggering Event” shall mean (i) the termination of employment of a participant by Disney or an Affiliate (or any successor thereof) other than on account of death, disability (as defined by Section 409A and the rules and regulations issued thereunder) or Cause or (ii) the occurrence of a Constructive Termination.

(3) CAUSE. For purposes of this Section 11, the term “Cause” shall mean a determination by the Committee that a participant (i) has been convicted of, or entered a plea of NOLO CONTENDERE to, a crime that constitutes a felony under Federal or state law, (ii) has engaged in willful gross misconduct in the performance of his or her duties to Disney or an Affiliate or (iii) has committed a material breach of any written agreement with Disney or any Affiliate with respect to confidentiality, noncompetition, nonsolicitation or similar restrictive covenant. Subject to the first sentence of Section 11(a) hereof, in the event that a participant is a party to an employment agreement with Disney or any Affiliate that defines termination on account of “Cause” (or a term having similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for purposes hereof, but only to the extent that such definition provides the participant with greater rights. A termination on account of Cause shall be communicated by written notice to the participant, and shall be deemed to occur on the date such notice is delivered to the participant.

(4) CONSTRUCTIVE TERMINATION. For purposes of this Section 11, a “Constructive Termination: shall mean a termination of employment by a participant within sixty (60) days following the occurrence of any one or more of the following events without the participant’s written consent (i) any reduction in position, title (for Vice Presidents and above), overall responsibilities, level of authority, level of reporting (for Vice Presidents and above), base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a request that the participant’s location of employment be relocated by more than fifty (50) miles. Subject to the first sentence of Section 11(a) hereof, in the event that a participant is a party to an employment agreement with Disney or an Affiliate (or a successor entity) that defines a termination on account of “Constructive Termination,” “Good Reason” or “Breach of Agreement” (or a term having similar meaning), such definition shall apply as the definition of “Constructive Termination” for purposes hereof in lieu of the foregoing, but only to the extent that such definition provides the participant with greater rights. A Constructive Termination shall be communicated by written notice to the Committee, and shall be deemed to occur on the date such notice is delivered to the Committee, unless the circumstances giving rise to the Constructive Termination are cured within five (5) days of such notice.

(c) EXCISE TAX LIMIT. In the event that the vesting of awards together with all other payments and the value of any benefits received or to be received by a participant (the “Total Payments”) would result in all or a portion of such Total Payments being subject to the excise tax under Section 4999 of the Code (the “Excise Tax”), then the participant’s Total Payments shall be either (i) the full amount of such payments and benefits or (ii) such lesser amount that would result in no portion of the Total Payments being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes and the Excise Tax, results in the receipt by the participant, on an after-tax basis, of the greatest amount of payments and benefits notwithstanding that all or some portion of such payments and benefits may be taxable under Section 4999 of the Code. Solely to the extent that the participant is better off on an after-tax basis as a result of the reduction of Total Payments, such payments and benefits shall be reduced or eliminated, as determined by Disney, in the following order: (i) any cash payments, (ii) any taxable benefits, (iii) any nontaxable benefits, and (iv) any vesting or accelerated delivery of equity awards in each case in reverse order beginning with the payments or benefits that are to be paid the farthest in time from the date that triggers the applicable Excise Tax.

All determinations required to be made under this Section 11 shall be made by PricewaterhouseCoopers or any other nationally recognized accounting firm which is Disney’s outside auditor immediately prior to the event triggering the payments that are subject to the Excise Tax (the “Accounting Firm”). Disney shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to Disney and participant. All fees and expenses of the Accounting Firm shall be borne solely by Disney. The Accounting Firm’s determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). For the purposes of all calculations under Section 280G of the Code and the application of this Section 11, all determinations as to the present value shall be made using 120 percent of the applicable Federal rate

(determined under Section 1274(d) of the Code) compounded semiannually, as in effect on the date of the Change in Control of Disney.

(d) APPLICABILITY OF CERTAIN AMENDMENTS MADE ON OCTOBER 2, 2008. This Section 11 has been amended on and as of October 2, 2008. All of the provisions of this Section 11 as so amended are applicable to:

(i) all awards under this Plan (other than awards for stock options) outstanding on October 2, 2008, regardless of any terms or provisions hereof or thereof to the contrary, and

(ii) all awards granted under this Plan on or after October 2, 2008, except as otherwise expressly provided by the Committee at any time on or after October 2, 2008.

12.	TREATMENT OF AWARDS UPON DEATH

In the event of the death of a participant while employed by Disney or any of its Affiliates, except as otherwise provided by the Committee in an award agreement, an outstanding award may be exercised by or shall become payable to the participant’s beneficiary designated by the participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the a legatee or legatees of such award under the participant’s last will, or by such participant’s executors, personal representatives or distributees of such award in accordance with the participant’s will or the laws of descent and distribution (a “Beneficiary”). In the case of stock options, except as otherwise provided in a stock option agreement, any outstanding stock options of a participant who dies while in employed by Disney or any of its Affiliates may be exercised by such Beneficiary in respect of all or any part of the total number of shares subject to such stock options at the time of such participant’s death (whether or not, at the time of death, the deceased participant would have been entitled to exercise such stock options to the extent of all or any of the shares covered thereby). However, except as otherwise provided by the Committee in a stock option agreement, in the event of the death of the participant after the date of termination of employment with Disney or any of its Affiliates while a stock option remains outstanding, then such deceased participant’s stock options shall expire in accordance with their terms at the same time they would have expired if such participant had not died, and may be exercised prior to their expiration by a Beneficiary in respect to the same number of shares, in the same manner and to the same extent as if such participant were then living. In the case of awards other than stock options, except as otherwise provided in an award agreement, any outstanding awards of a participant who dies while employed by Disney or any of its Affiliates shall become fully vested and, in the case of stock appreciation rights, exercisable as provided above with respect to stock options, and in the case of all other types of awards payable to the Beneficiary promptly following the participant’s death.

13.	SECTION 409A COMPLIANCE

To the extent applicable, it is intended that the Plan and all awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all award agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an award agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to take such actions and to make such changes to the Plan or an award agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding award without the consent of the affected participant. Notwithstanding the foregoing or anything elsewhere in the Plan or an award agreement to the contrary: (a) unless the Committee shall otherwise expressly provide at any time on or after October 2, 2008, the term “disability” shall have the meaning given to such term under Section 409A and the regulations and guidance issued thereunder with respect to any awards (other than stock options) outstanding on such date and with respect to any awards granted on or after such date; and (b) if a participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of service with respect to an award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the award shall be deferred until the date that is six months following the participant’s termination of service (or such other period as required to comply with Section 409A).

14.	GOVERNING LAW

The validity and construction of the Plan and any agreements entered into thereunder shall be governed by the laws of the State of Delaware.

APPENDIX A

TO

THE WALT DISNEY COMPANY

AMENDED AND RESTATED

1995 STOCK INCENTIVE PLAN

RULES RELATING TO STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

Pursuant to Section 4(c) of the Plan, the Committee herein sets forth rules under which stock options and stock appreciation rights with respect to Common Stock may be granted to eligible participants of Disney or its Affiliates under the Plan. All such grants are subject to the terms and provisions of the Plan. Defined terms used herein and not otherwise defined shall have the meanings set forth in the Plan.

1.	AWARD OF OPTIONS

Subject to the provisions of the Plan, the Committee may from time to time, in its sole discretion, award to participants in the Plan stock options to purchase shares of Common Stock. In connection therewith, the Committee shall have full and final authority, inter alia, in its discretion, subject to the provisions of the Plan, (a) to determine the participants to whom options are to be awarded, (b) in the case of each option awarded, to determine whether the same shall be an incentive stock option pursuant to Section 422 of the Code (an “incentive stock option”), or an option which does not qualify under such Section 422 (a “non-qualified option”), (c) to determine the number of shares subject to each option, (d) to determine the time or times at which options will be awarded and will expire, (e) to determine the option price of the shares subject to each option, which price shall not be less than the minimum specified in Section 2 hereof, (f) to determine the time or times when each option vests and when it becomes exercisable and to determine the duration of the exercise period and limits on exercise and vesting, (g) to prescribe the form or forms of the instruments evidencing any options awarded under the Plan (the “Stock Option Agreement”), (h) to prescribe the manner in which, and the form of consideration for which, the option price should be paid and (i) to make any and all adjustments and/or conversions contemplated by the Plan.

2.	OPTION PRICE

The option price shall be determined by the Committee at the time any option is awarded and shall not be less than 100% of the fair market value of the Common Stock on the date on which the option is granted. Subject to any limitations that may be imposed by the Committee to comply with any applicable rule, regulation or guideline or to accomplish any other objective, the option price shall be paid in cash (whether or not such cash is loaned by Disney to the participant for such purpose) or by the surrender, at the fair market value on the date on which the option is exercised, of shares of Common Stock, or by any combination of cash and such shares.

The purchase price for shares being purchased upon exercise of non-qualified options may also be paid in any other manner approved by the Committee, including, without limitation, by delivery to Disney of (a) a cash amount which shall not be less than the par value of the Common Stock multiplied by the number of shares being purchased and (b) a binding, joint and several obligation of the participant and a financial institution or broker approved by the Committee, to pay the balance of the purchase price upon such terms and conditions as may be specified from time to time by the Committee. For purposes of this Appendix A, the “fair market value” of a share of Common Stock shall be the average of the highest and lowest of the New York Stock Exchange composite tape market prices at which the shares of Common Stock shall have been sold regular way on the date as of which fair market value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred.

3.	DURATION AND PERIOD FOR EXERCISE OF OPTIONS

Subject to earlier termination as provided in Section 4 hereof, an option granted under the Plan shall expire ten years after the date the option is granted, unless otherwise provided by the Committee. The Committee shall specify at the time each option is granted, and shall state in the Stock Option Agreement, the time or times at which, and in what proportions, that option becomes vested and may be exercised prior to its expiration or earlier termination, provided that, except as provided in Section 4 hereof, the participant is employed by Disney or an Affiliate on each such vesting date or on a date no more than three months prior to such vesting date. The Committee shall also determine at the time each option is granted, and shall state in the Stock Option Agreement, whether that option is to be treated as an incentive stock option.

4.	CONDITIONS TO EXERCISE OPTIONS

Except as provided in this Section 4, Sections 3, 5 or 10 hereof or as otherwise may be provided by the Committee, no option may be exercised at any time unless the participant is then employed by Disney or one of its Affiliates.

The option of any participant whose employment with Disney or one of its Affiliates is terminated for any reason shall terminate on the earlier of (a) the date that the option expires in accordance with its terms (including any terms required under Section 422 of the Code if the option is an incentive stock option) or (b) termination of employment or the expiration of such period after termination of employment as the Committee shall specify in the Stock Option Agreement, provided that such period shall not be less than: (i) twelve months if employment ceased due to permanent and total disability, (ii) eighteen months if employment ceased at a time when the optionee is eligible to elect immediate commencement of retirement benefits under a pension plan to which Disney or any of its Affiliates had made contributions, (iii) eighteen months if the participant died while employed by Disney or any of its Affiliates, or (iv) three months if employment ceased for any other reason, except termination for cause (as described below). During such period as described above, except as otherwise specified in the Stock Option Agreement or in the event employment was terminated by the death of the participant, the option may be exercised by such participant in respect of the same number of shares, in the same manner, and to the same extent as if he had continued as an employee during the first three months of such period; but no additional rights shall vest after such three months. The Committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of employment for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of an option.

Notwithstanding the foregoing or any other provision herein to the contrary, in the event of termination of employment or discharge of a participant “for cause”, as determined by the Committee in its sole discretion (the basis for which may, but need not be, specified in the Stock Option Agreement), then, subject to the terms of the Stock Option Agreement, any option or options held by such participant under the Plan, not theretofore exercised, shall terminate immediately upon such termination or discharge and may not be exercised thereafter. The Committee may authorize any officer or officers of Disney or its Affiliates to have standing authority to suspend the exercise of options by any participant with respect to whom grounds for a “for cause” termination may exist, as determined in the sole discretion of such officer or officers. Any such duly authorized officer may suspend the ability of any such participant to exercise an option pending the final determination of the Committee at its next regularly scheduled meeting.

The Committee may accelerate vesting and exercisability or waive exercisability or vesting conditions of an option, and may extend the period of exercise of an option following termination of employment (subject to its maximum term), in any circumstances as it deems appropriate.

For purposes hereof, the Committee shall have the sole power to make all determinations regarding the termination of any participant’s employment, including, but not limited to, the effective time thereof for the purposes of this Plan, the cause(s) therefor and the consequences thereof. Unless otherwise provided by the Committee, if an entity ceases to be an Affiliate of Disney or otherwise ceases to be qualified under the Plan or if all or substantially all of the assets of an Affiliate of Disney are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the employment of each employee of that entity.

5.	METHOD OF EXERCISING OPTIONS

Any option granted under the Plan may be exercised by the participant, by the participant’s Beneficiary in accordance with Section 12 of the Plan or such other persons as may be approved by the Committee by delivering to Disney at its main office (attention of its Secretary or such other individual or department as may be provided by Disney from time to time) written notice of the number of shares with respect to which the option is being exercised accompanied by full payment to Disney of the purchase price of the shares being purchased (in accordance with Section 2 hereof) and satisfaction of all applicable tax withholdings (in accordance with Section 9(e) of the Plan).

6.	INCENTIVE STOCK OPTIONS

(a) AWARD OF ISOS. Incentive stock options may be granted only to those persons who are employees of Disney or any subsidiary corporation or parent corporation of Disney, within the meaning of Section 424 of the Code. Notwithstanding the foregoing, an incentive stock option shall not be granted to any such person if immediately after such grant he is the owner or would be deemed in accordance with Section 424 of the Code to be the owner of more than 10% of the total combined voting power or value of all classes of stock of Disney or any of its subsidiary or parent corporations.

(b) ANNUAL LIMITS. No incentive stock option shall be granted to a participant if as a result of which the aggregate fair market value (determined as of the date of grant) of the stock with respect to which incentive stock options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of Disney or any subsidiary or any parent corporation, would exceed $100,000, determined in accordance with Section 422 of the Code. This limitation shall be applied by taking options into account in the order in which granted.

(c) TERMS AND CONDITIONS; NONTRANSFERABILITY. Any incentive stock option granted under the Plan shall contain such terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee. Such terms, together with the terms of this Plan, shall be intended and interpreted to cause such incentive stock option to qualify as an “incentive stock option” under Section 422 of the Code. Such terms shall include a term of exercise of the option which is not greater than ten years from the date of grant, and additional limitations on the period of exercise of the option following termination of employment. An incentive stock option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable, during the lifetime of a participant, only by such participant.

(d) DISQUALIFYING DISPOSITIONS. If shares of Common Stock acquired by exercise of an incentive stock option are disposed of within two years following the date of grant or one year following the transfer of such shares to the participant upon exercise, the participant shall be required, within 30 days after such disposition, to notify Disney in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

7.	GRANT AND EXERCISE OF STOCK APPRECIATION RIGHTS (“SARS”)

(a) AWARD OF SARS. The Committee may grant SARs to such optionees as the Committee may select from time to time, either on a free-standing basis (without regard to the grant of a stock option) or on a tandem basis (related to the grant of an underlying stock option). SARs granted on a free-standing basis may be awarded by the Committee for a number of shares, at a base price, upon terms for vesting and exercise and upon such other terms and conditions as are consistent with such comparable terms applicable to the grant of stock options under the Plan (including this Appendix A), except to the extent specifically provided herein with respect to SARs. SARs granted on a tandem basis in connection with any stock option granted under the Plan (either at the time such option is granted or thereafter at any time prior to the exercise, termination or expiration of such option) shall be subject to the same terms and conditions as the related stock option and shall be exercisable only to the extent such option is exercisable. Upon exercise of a tandem SAR and surrender of a related stock option, the number of shares to be charged against the number of shares referred to in Section 5 of the Plan shall be the number of shares subject to the surrendered stock options, and the number of shares shall be reduced accordingly. Upon exercise of a freestanding SAR, the number of shares to be charged against the number of shares referred to in Section 5 of the Plan shall be the number of shares subject to the freestanding SARs so exercised, and the number of shares shall be reduced accordingly.

(b) AMOUNT OF PAYMENT UPON EXERCISE OF SARS. An SAR shall entitle the recipient thereof to receive, subject to the provisions of the Plan and such rules and regulations as may be established by the Committee, a payment having an aggregate value equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share over (B) the base price per share, times the number of shares called for by the SAR, or portion thereof, which is exercised. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related stock option (or any portion or portions thereof which the recipient from time to time determines to surrender for this purpose).

(c) FORM OF PAYMENT UPON EXERCISE OF SARS. The Committee shall, in its sole discretion, determine whether the payment upon exercise of an SAR shall be made in the form of all cash, all shares, or any combination thereof. The Committee may impose such restrictions upon the forms of payment upon exercise of an SAR as it may deem necessary or appropriate to comply with the requirements for exemption under Rule 16b-3 of the Exchange Act. If upon settlement of the exercise of an SAR a participant is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the fair market value of a share of Common Stock on the exercise date. No fractional shares will be issued and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

8.	TRANSFERABILITY OF OPTIONS AND SARS

The Committee may provide, in the Stock Option or SAR Agreement, or any amendment thereto, evidencing the award, the extent to which a stock option or SAR granted under the Plan shall be transferable by the participant during his lifetime or upon his death. The terms and conditions of any such transferability shall be established by the Committee in accordance with the requirements of Section 9(b) of the Plan. Incentive stock options shall not be transferable except as provided in Section 6 hereof. A beneficiary designation authorized pursuant to any other provision hereof shall not be deemed to be an assignment, transfer or encumbrance for purposes hereof.

9.	STOCK OPTION AND SAR AGREEMENTS

Each option or SAR awarded under the Plan shall be evidenced by a Stock Option Agreement or SAR Agreement (which need not be identical to other Stock Option or SAR Agreements) executed on behalf of Disney by a member of the Committee or by an officer designated by the Committee and by the participant which shall set forth the terms and conditions of the option and SAR, if any (including, in the case of incentive stock options, such terms as shall be requisite in the judgment of the Committee pursuant to Section 422 of the Code), either expressly or by reference to the Plan and which may contain other provisions provided they are neither inconsistent with nor prohibited by the Plan. The Committee may make modifications to a Stock Option or SAR Agreement as are not inconsistent with or prohibited by the Plan. However, no modification of any Stock Option or SAR Agreement shall be effective unless explicitly set forth in a written instrument executed on behalf of Disney by a member of the Committee or by an officer designated by the Committee and, if adverse to the optionee, by the optionee. Except as provided in the immediately preceding sentence, no statement, undertaking or representation purporting to confer or affect any rights under the Plan, whether oral or written, made by any director, officer or employee of Disney or any Affiliate shall modify the terms of any Stock Option or SAR Agreement or constitute a grant of additional options or rights under the Plan.

10.	SPECIAL RULES RELATING TO STOCK OPTIONS ORIGINALLY GRANTED FOR GO.COM COMMON STOCK

Notwithstanding the provisions in Section 4 of this Appendix A, this Section 10 applies to options that were granted for the purchase of the Disney Internet Group Common Stock under the Plan and subsequently converted to options for the purchase of the Common Stock pursuant to Section 8 of the Plan (the “Former GO.com Options”).

Unless otherwise provided by the Committee in the Stock Option Agreement, the Former GO.com Option of any participant whose employment with Disney or one of its Affiliates is terminated for any reason shall terminate on the date which is 60 days following the participant’s termination of employment, other than in cases of termination on account of death or permanent and total disability (as provided below), and shall remain exercisable following such termination of employment only as to those shares that were exercisable on the date of participant’s termination of employment. The Committee shall have authority in its discretion to determine in each case whether an authorized leave of absence shall be deemed a termination of employment for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of a Former GO.com Option.

Notwithstanding the foregoing or any other provision herein to the contrary, in the event of termination of employment or discharge of a participant “for cause”, as determined by the Committee in its sole discretion (the basis for which may, but need not be, specified in the Stock Option Agreement), then, subject to the terms of the Stock Option Agreement, any Former GO.com Option held by such participant under the Plan, not theretofore exercised, shall terminate immediately upon such termination or discharge and may not be exercised thereafter. The Committee may authorize any officer or officers of Disney or its Affiliates to have standing authority to suspend the exercise of Former GO.com Options by any participant with respect to whom grounds for a “for cause” termination may exist, as determined in the sole discretion of such officer or officers. Any such duly authorized officer may suspend the ability of any such participant to exercise a Former GO.com Option pending the final determination of the Committee at its next regularly scheduled meeting.

Except as otherwise provided by the Committee in the Stock Option Agreement, in the event employment is terminated by the participant’s death, any shares subject to a Former GO.com Option that would otherwise have become exercisable within the twelve-month period following the date of death shall immediately vest and become fully exercisable upon the date of death (and no additional shares shall vest), and all such shares and all previously vested but unexercised shares shall be exercisable until the expiration of such twelve-month period. However, except as otherwise provided by the Committee in the Stock Option Agreement, in the event of the death of the participant after the date of termination of employment with Disney or any of its Affiliates and while any Former GO.com Options remain outstanding, no further vesting shall occur and such deceased participant’s vested Former GO.com Options shall expire on the date that is 60 days following the participant’s death. All vested Former GO.com Options of any participant who dies prior to the expiration of such option may be exercised by the participant’s beneficiary as designated by the participant on such forms and in accordance with such procedures as are required or authorized by the Committee (a “Designated Beneficiary”) or, in the absence of an authorized designation, a legatee or legatees of the Former GO.com Options under the participant’s last will, or by such participant’s executors, personal representatives or distributees.

Except as otherwise provided by the Committee in the Stock Option Agreement, in the event employment is terminated by the participant’s permanent and total disability, any shares subject to a Former GO.com Option that would otherwise have become exercisable within the first three months following the date of permanent and total disability shall continue to vest in accordance with their terms (and no additional shares shall vest), and all such shares and previously vested shares shall be exercisable until the date that is twelve months following the date of permanent and total disability. The Committee shall have the authority, in its discretion, to determine whether a participant’s employment has been terminated on account of permanent and total disability.

The Committee may accelerate vesting and exercisability or waive exercisability or vesting conditions of a Former GO.com Option, and may extend the period of exercise of a Former GO.com Option following termination of employment (subject to its maximum term), in any circumstances as it deems appropriate.

For purposes hereof, the Committee shall have the sole power to make all determinations regarding the termination of any participant’s employment, including, but not limited to, the effective time thereof for the purposes of this Plan, the cause(s) therefor and the consequences thereof. Unless otherwise provided by the Committee, if an entity ceases to be an Affiliate of Disney or otherwise ceases to be qualified under the

Plan or if all or substantially all of the assets of an Affiliate of Disney are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the employment of each employee of that entity.